PERFORMANCE  CALCULATION

                   COLONIAL  SHORT TERM TAX-EXEMPT  FUND - CLASS A

                               Fiscal Year End: 11/30/95

                               Inception Date: 2/1/93


                                                     SINCE INCEPTION
                 1 YEAR ENDED 11/30/95              2/1/93 TO 11/30/95

                Standard     Non-Standard       Standard   Non-Standard
               ----------- ----------------   ------------ ------------

Initial Inv.  $1,000.00      $1,000.00        $1,000.00     $1,000.00
Max. Load          1.00%                           1.00%

Amt. Invested   $990.00      $1,000.00          $990.00     $1,000.00
Initial NAV       $7.42          $7.42            $7.50         $7.50
Initial Shares  133.423        134.771          132.000       133.333

Shares From Dist. 5.242          5.294           12.653        12.782
End of Period NAV $7.53          $7.53            $7.53         $7.53

Total Return       4.41%          5.47%            8.92%        10.02%

Average Annual
 Total Return      4.41%          5.47%            3.07%         3.43%